Exhibit 107

 Calculation of Filing Fee Tables

Form S-1

(Form Type)

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Other (2)	6,880,128	$0.875 (2)	$6,020,112.00	$110.20 per $1,000,000	$663.42

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	Other (3)	57,864,294	$0.3705 (3)	$ 21,438,720.93	$110.20 per $1,000,000	$2,362.55
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (4)	Other (4)	5,333,332	$0.3705 (4)	$1,975,999.51	$110.20 per $1,000,000	$217.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$29,434,832.43.56	$3,243.72				$663.42
		Total Fees Previously Paid (5)						$663.42
		Total Fee Offsets						$0
		Net Fee Due						$2,580.30

(1) Consists of (i) Distribution Shares distributable by Ault Alliance, Inc. to its shareholders, and (ii) shares of common stock underlying PIPE Securities issuable to the Selling Shareholders. Capitalized terms used herein have the meanings set forth in Prospectus which forms of the Registration Statement with which this Filing Fees Table is filed as Exhibit 107.

(2) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, and solely for the propose of calculating the registration fee, the fee for the Spin-Off is based on the estimated market value of the Spin-Off Shares as specified under Rule 457(c) of $0.875, which reflects the average of the high and low sale prices of the shares of common stock as of February 6, 2023 as reported on the OTCQB. This amount was calculated in connection with the previous filing of the Registration Statement on February 13, 2023. See footnote (5). Ault Alliance, Inc.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of convertible notes held by the Selling Shareholders is estimated to be $0.3705, which is the average of the high and low sale prices of the shares of common stock as of July 27, 2023, as reported on the OTCQB.

(4) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants is estimated to be $0.3705, which is the average of the high and low sale prices of the shares of common stock as of July 27, 2023, as reported on the OTCQB.

(5) Fees totaling $663.42 were previously paid in connection with the Company’s previous filing of the Registration Statement on February